UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 6, 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, at the Annual Meeting of Shareholders of ScanSource, Inc. (the “Company”), the proposal to amend the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Plan”), was approved by the Company’s shareholders. The amendment increased the number of shares of the Company’s common stock that may be issued under the 2002 Plan from 1,600,000 to 2,800,000 shares, giving effect to prior stock splits. The amendment also removed the limit on the number of authorized shares under the 2002 Plan that may be granted as awards of restricted or unrestricted stock or performance shares, but added a mandatory vesting period for all “full value” awards such as restricted stock, restricted stock units and performance shares (subject to certain limited exceptions).

The foregoing does not constitute a complete summary of the terms of the 2002 Plan, and reference is made to the complete text of the 2002 Plan which is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 – ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: December 11, 2007	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan